Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES ACQUISITION FROM AERIAL

BIOPHARMA OF RIGHTS TO A LATE STAGE INVESTIGATIONAL COMPOUND

FOR EXCESSIVE DAYTIME SLEEPINESS

Terms include $125 million upfront payment in cash plus a potential of up to $272 million in milestone payments

Investor conference call to be held today, January 13 at 8:30 AM EST/1:30 PM GMT

DUBLIN, January 13, 2014 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) and Aerial BioPharma, LLC (Aerial) today announced that the companies have signed a definitive agreement under which Jazz Pharmaceuticals has acquired rights to ADX-N05, a novel compound in clinical development for the treatment of excessive daytime sleepiness in patients with narcolepsy.

Under the agreement, a subsidiary of Jazz Pharmaceuticals has acquired worldwide development, manufacturing and commercial rights to ADX-N05, other than in certain countries in Asia where SK Biopharmaceuticals Co., Ltd (SK) retains rights1. Under the agreement, Aerial will receive an upfront payment of $125 million. Aerial and SK are eligible to receive milestone payments based on development, regulatory and sales milestones and tiered royalties based on potential future sales.

“ADX-N05 is a strong fit with our specialty focus and continues our commitment to develop and bring to market differentiated treatments for patients with sleep-related disorders,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc. “This acquisition supports our mission to improve care for patients with serious medical conditions. We look forward to accelerating the development of ADX-N05 as part of our long-term strategy of building a development pipeline and expanding our portfolio of commercial products through targeted investments that offer potential new treatment options for patients, with the objective of creating significant value for our shareholders.”

“The addition of ADX-N05 to our development pipeline is an excellent strategic fit for Jazz given our strong clinical expertise in sleep and narcolepsy,” said Jeffrey Tobias, MD, executive vice president of research and development and chief medical officer of Jazz Pharmaceuticals. “The ADX-N05 Phase 2b results, announced by Aerial in October 2013, demonstrated a robust effect on excessive daytime sleepiness in patients with narcolepsy. Given ADX-N05’s demonstrated wake-promoting properties in pre-clinical and clinical studies, including the Phase 2b results, we believe ADX-N05 could also potentially benefit patients whose excessive daytime sleepiness stems from other causes, such as obstructive sleep apnea, where we also intend to pursue Phase 3 clinical trials. We look forward to discussing our development plans with the U.S. Food and Drug Administration and initiating our Phase 3 clinical program for ADX-N05 as quickly as possible.”

Excessive daytime sleepiness is a common symptom for patients with narcolepsy and obstructive sleep apnea (OSA). Despite current therapies, many patients with narcolepsy and OSA continue to experience excessive daytime sleepiness2,3. Narcolepsy is a chronic, debilitating, orphan condition that impacts approximately 157,000 people in the United States4. Less than half of the estimated 157,000 people living with narcolepsy in the United States have been properly diagnosed and approximately 50,000 patients receive wake-promoting therapies. OSA is a serious chronic sleep disorder in which breathing repeatedly stops and starts during sleep. People living with excessive daytime sleepiness in narcolepsy and OSA are often inadequately treated with available wake-promoting agents. In the United States, approximately 500,000 patients receive wake-promoting therapies for excessive daytime sleepiness associated with OSA5.

Conference Call Information

Jazz Pharmaceuticals will host a conference call and live audio webcast today at 8:30 am EST/1:30 pm GMT to discuss this transaction and related matters. Interested parties may access the live audio webcast and slide presentation via the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary to listen to the webcast. A replay of the webcast will be archived on the website for one week.

Audio Webcast/Conference Call:

U.S. Dial-In Number: +1 800 510 9691

Outside the U.S. Dial-In Number: +1 617 614 3453

Passcode: 87477314

A replay of the conference call will be available through January 20, 2014 and accessible through one of the following telephone numbers and entering the passcode:

Replay U.S. Dial-In Number: +1 888 286 8010

Replay Outside the U.S. Dial-In Number: +1 617 801 6888

Passcode: 50055465

Jazz Pharmaceuticals Advisor

Cooley LLP served as legal advisor to Jazz on this transaction.

Aerial BioPharma Advisors

Piper Jaffray & Co. served as exclusive financial advisor and Hutchison Law Group served as legal advisor to Aerial on this transaction.

About ADX-N05

ADX-N05 is a novel, investigational compound in clinical development for the treatment of excessive daytime sleepiness in patients with narcolepsy. While the mechanism of action is not well understood, the molecule has demonstrated wake-promoting properties in pre-clinical and clinical studies. In two Phase 2 studies, ADX-N05 has demonstrated a statistically significant effect on excessive daytime sleepiness in patients with narcolepsy.

Results from Aerial’s Phase 2a clinical trial evaluating the efficacy and safety of ADX-N05 for the treatment of excessive daytime sleepiness in adult subjects with narcolepsy were presented at the SLEEP 2013 meeting in Baltimore, MD in June 20136. A total of 33 patients were randomized and completed both ADX-N05 and placebo periods in this double-blind, placebo-controlled, multicenter, crossover study. The primary efficacy endpoint was the change in the Maintenance of Wakefulness Test (MWT); and secondary endpoints included Epworth Sleepiness Scale (ESS) and the Clinical Global Impression-Change (CGI-C). The study met both the primary and secondary endpoints. The average sleep latency on the MWT, an objective measure of the severity of excessive daytime sleepiness, was 11.8 minutes longer with ADX-N05 treatment than with placebo (p=0.0002). On the ESS, a subjective patient-completed measure of sleepiness, ADX-N05 was superior to placebo following 1 week (p<0.0001) and 2 weeks (p=0.0002) of treatment. The CGI-C rating, a subjective physician-completed overall improvement scale, showed that at 1 and 2 weeks of treatment, 88% and 76% of subjects improved on ADX-N05 versus 27% and 39%, respectively, on placebo (p<0.001, p=0.0016, respectively). ADX-N05 was generally well tolerated during the trial.

The Phase 2b clinical trial in excessive daytime sleepiness in narcolepsy enrolled 93 patients. Patients received treatment with placebo or ADX-N05 for a 12 week treatment period. The study’s primary and secondary endpoints were met (including objective and subjective primary endpoints: MWT and CGI; and secondary endpoints: Epworth Sleepiness Scale and Patient Global Improvement), and replicated the earlier Phase 2a study with highly statistically significant results at both 4 weeks and 12 weeks. ADX-N05 was generally well tolerated at doses of 150 to 300 mg during the trial. Results from the Phase 2b study will be submitted for presentation at a future scientific meeting.

ADX-N05 has previously been evaluated in several Phase 1 and Phase 2 studies. In those studies, ADX-N05 was generally well-tolerated and demonstrated an acceptable safety profile in more than 500 patient exposures.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing innovative products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, oncology, pain and psychiatry. The company’s U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion, FazaClo® (clozapine, USP) HD and FazaClo LD. Outside of the U.S., Jazz Pharmaceuticals also has a number of products marketed by its EUSA Pharma division. For further information, see www.jazzpharmaceuticals.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the therapeutic and commercial potential of ADX-N05, planned future discussions with the U.S. Food and Drug Administration concerning Jazz Pharmaceuticals’ anticipated development of ADX-N05, potential future clinical trials and other development of ADX-N05 planned to be conducted by the company and the anticipated timing thereof, including the indications that the company plans to pursue, potential commercialization of ADX-N05 by the company, the company’s pipeline and portfolio growth strategy and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the difficulty and uncertainty of pharmaceutical product development, including the timing and cost thereof, the risk that results from early clinical trials may not be predictive of results obtained in later and larger Phase 3 clinical trials and the uncertainty of clinical success and regulatory approval; the company’s ability to successfully manage the risks associated with integrating ADX-N05 and any other products or product candidates the company may acquire in the future into the company’s product portfolio, including the availability of funding to complete the development of, obtain regulatory approval for and commercialize ADX-N05 and any other potential future acquired product candidates; the possibility that the company may fail to realize the anticipated benefits (commercial or otherwise) from ADX-N05; the company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and possible restrictions on the company’s ability and flexibility to pursue certain future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and future filings and reports by the company. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

References:

1. SK has retained rights to ADX-N05 in Korea, Japan, China, Taiwan, Singapore, Indonesia, India, Philippines, Thailand, Malaysia, Vietnam and Hong Kong.

2. NA Antic et al. The effect of CPAP in normalizing daytime sleepiness, quality of life, and neurocognitive function in patients with moderate to severe OSA. Sleep. 2011: Jan 1; 34(1):111-9.

3. C Guilleminault et al. Problems associated with switch to modafinil – a novel alerting agent in narcolepsy. Eur J Neurol. 2000      Jul; 7(4):381-4.

4. CR Baumann et al. Narcolepsy: Pathophysiology, Diagnosis, and Treatment. Springer: NY 2011.

5. SH Launois et al. Current Opinion in Pulmonary Medicine. 19(6):601-608, November 2013.

6. RK Bogan et al., Poster 0747, Presented at the 27th Annual Meeting of the Associated Professional Sleep Societies June 1-5, 2013, Baltimore, MD.

Contact Information

Investors

Kathee Littrell

Vice President, Investor Relations

Jazz Pharmaceuticals plc

Ireland, + 353 1 634 7887

U.S., + 1 650 496 2717

Media

Laurie Hurley

Vice President, Corporate Affairs

Jazz Pharmaceuticals plc

Ireland, + 353 1 634 7894

U.S., + 1 650 496 2796